Exhibit 99.1

Apollo Medical Holdings, Inc. Announces Partnership with IntraCare to Advance Value-Based Care in Texas and Oklahoma

ALHAMBRA, Calif., July 31, 2023 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced an agreement to partner with IntraCare, an operator of a value-based primary care provider network and primary care clinics located predominantly in Texas with a growing presence in Oklahoma.

Headquartered in the Dallas-Fort Worth metropolitan area of Texas, IntraCare is aligned with over 425 providers managing the care of over 40,000 members. Like ApolloMed, IntraCare is on a mission to build a thriving healthcare ecosystem that promotes successful, independent physicians, strengthens the patient-physician relationship, and improves patient satisfaction and healthcare outcomes through quality, compassionate coordinated care.

ApolloMed’s partnership with IntraCare is poised to accelerate access to high-quality, value-based care for seniors in three areas. First, ApolloMed’s ACO will partner with IntraCare’s primary care providers as part of the ACO REACH program, an attribution-based risk-bearing model designed to advance health equity and bring the benefits of accountable care to Medicare beneficiaries in underserved communities. In addition, ApolloMed will deploy its value-based care platform as the exclusive care enablement partner for IntraCare providers participating in the ACO REACH program. Finally, to further IntraCare’s mission and growth, ApolloMed will lend IntraCare a $25 million senior secured convertible promissory note maturing in 2028. Guggenheim Securities, LLC acted as financial advisor to IntraCare in connection with the transactions.

Brandon Sim, Co-CEO of ApolloMed, stated, “We have admired IntraCare’s demonstrated track record of successfully empowering local independent primary care practices in Texas and Oklahoma, a strategy which is aligned with and complementary to our success in our core markets. With this partnership, we are excited to build upon IntraCare’s momentum and partner with their providers in our ACO, continuing to scale our Care Partners business. We also look forward to bringing our Care Enablement platform to these providers and will work closely with IntraCare’s leadership team in continuing to expand upon their historical success while exploring additional avenues for collaboration down the road.”

Anwar Kazi, CEO of IntraCare, added, “We are thrilled to be partnering with ApolloMed, a company that is aligned with IntraCare in its mission of empowering providers in the successful delivery of value-based care. We believe that joining forces with ApolloMed will enable us to accelerate the growth of our business as we look to continue expanding our affiliate network and owned clinic footprint within our existing geographic presence in Texas and Oklahoma.”

About Apollo Medical Holdings, Inc.

ApolloMed is a leading physician-centric, technology-powered, risk-bearing healthcare management company. Leveraging its proprietary end-to-end technology solutions, ApolloMed operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, ApolloMed's subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), and entities participating in the Centers for Medicare & Medicaid Services Innovation Center (CMMI) innovation models. For more information, please visit www.apollomed.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company's operational focus and strategic growth plans and expectations regarding its ability to successfully partner with third parties. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the Securities and Exchange Commission ("SEC"), including without limitation the risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations
(626) 943-6491
investors@apollomed.net

Carolyne Sohn, The Equity Group

(408) 538-4577

csohn@equityny.com